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                                   EXHIBIT 21

                      INTRUSION.COM, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

     The following table lists the subsidiaries of the Registrant as of February 28, 2001, the state or other jurisdiction of incorporation and the names under which such subsidiaries do business. The Registrant owns all of the outstanding voting securities of each subsidiary.

                                         Jurisdiction                       Name under
                                             of                         which Subsidiary
          Name of Subsidiary             Organization                   is doing business
-------------------------------------   --------------       -------------------------------------
 Intrusion.com, Inc.                       Delaware                   Intrusion.com, Inc.
 Optical Data Systems, Inc.                 Nevada                Optical Data Systems, Inc.
 ODS, Inc.                                  Nevada                         ODS, Inc.
 Optical Data Systems - Texas, Inc.          Texas            Optical Data Systems - Texas, Inc.
 Intrusion.com GmbH                         Germany                    Intruson.com GmbH
 Intrusion.com Limited                  United Kingdom               Intrusion.com Limited
 Intrusion.com Ltd.                     United Kingdom                Intrusion.com Ltd.
 Intrusion.com SARL                         France                    Intrusion.com SARL
 Optical Data Systems, Ltda                 Brazil                Optical Data Systems, Ltda
 Optical Data Systems (Barbados) Ltd.      Barbados          Optical Data Systems (Barbados) Ltd.
 Intrusion.com Sdn. Bhd.                   Malaysia                 Intrusion.com Sdn. Bhd.
 ODS Investments, Inc.                      Nevada                   ODS Investments, Inc.

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